UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 26, 2010

Axesstel, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32160	91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Flanders Drive, Suite 210, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 625-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2010, Axesstel, Inc. entered into executive severance compensation agreements with two of our executive officers: Patrick Gray, our chief financial officer, and Stephen Sek, our chief technology officer. Mr. Gray and Mr. Sek are referred to in this report as an “executive.”

The executive severance compensation agreements provide that if we terminate either Mr. Gray or Mr. Sek without cause or if either executive resigns for good reason then we will pay certain severance benefits to such executive. The severance benefits include twelve months of the executive’s base salary in effect on the date of termination of employment and payment of Axesstel’s portion of premiums required to continue the executive’s group health insurance under the applicable provisions of COBRA.

Termination “without cause” under the executive severance compensation agreements means termination of the executive by Axesstel other than for the failure or refusal to fulfill obligations under the executive’s employment agreement that is not cured within 15 days after we provide notice to the executive; the failure or refusal to fulfill the lawful directives of our chief executive officer or our board of directors that is not cured within 15 days after we provide notice to the executive; gross negligence; breach of fiduciary duties; commission of fraud or misappropriation; engagement in conduct resulting in a material injury to Axesstel; or the conviction of a felony or civil violation involving moral turpitude.

Resignation for “good reason” under the executive severance compensation agreements means the executive resigns because of a material diminution in the executive’s authority, duties or responsibilities; a reduction to the executive’s base salary other than reductions commensurate with salary reduction programs implemented across all executive officers of Axesstel; or Axesstel’s material breach of the employment agreement.

Each executive is required under the executive severance compensation agreements to sign a release of claims and covenant not to sue prior to receiving any severance benefits after a termination.

The foregoing description of the executive severance compensation agreements is qualified in its entirety by such agreements which are filed as exhibits to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Executive Severance Compensation Agreement between Axesstel, Inc. and Patrick Gray

10.2	Executive Severance Compensation Agreement between Axesstel, Inc. and Stephen Sek

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axesstel, Inc.

By:	/s/ H. Clark Hickock
H. Clark Hickock
Chief Executive Officer

Date: February 26, 2010